December 18, 2025

Houlihan Lokey

Project Feather

Preliminary Discussion Materials for the Special Committee

Houlihan Lokey

01 EXECUTIVE SUMMARY

Houlihan Lokey

Executive Summary

Proposal Overview	• On 8/25/25, the Canary Parties made a non-binding proposal (the "Canary Proposal") to acquire all of the outstanding shares of Feather (or the "Company") common stock not owned by them for consideration of $2.10 per share in cash – Reflects a premium of ~19% to closing stock price and ~8% to 30-day VWAP, in each case as of the Unaffected Date[1] – Implies multiples of ~1.36x Enterprise Value / CY 2025E revenue and ~1.21x Enterprise Value / CY 2026E revenue, respectively[2,3] • Proposal conditioned on approval by the special committee of the Board of Directors of the Company (the "Special Committee") • Proposed transaction structure consists of two-step process, with tender offer followed by short-form merger • Intended sources of financing include personal resources, third party financing and balance sheet cash in addition to rollover equity – the Canary Parties collectively hold 20.7 million shares of common stock, or ~67% of outstanding Feather common stock
Situation Overview & Preliminary Observations	• Formed as a public entity in 2021 with a business footprint at the intersection of healthcare and cannabis, Feather has since undertaken a strategic pivot, providing its data management & analytics solutions to the life sciences, healthcare and financial services sectors • Company has successfully developed platform, capabilities and customer relationships to drive ~$30 million revenue and break-even EBITDA performance[4] – but faces several thematic challenges in driving further growth/scale: – Sustained sector headwinds due to post-COVID macro pressures, competitive dynamics and regulatory uncertainty – Less established relationships and value proposition in primary target markets – Data supply chain adjustments and diversification initiatives remain ongoing • Accretive acquisition of Kiwi in late 2024 has diversified customer and solutions portfolio, but revenue mix remains weighted to LSS market[5] • Company cash balance supports current strategic plan, with recent redemption of the Convertible Notes ahead of maturity date[6] • Recent sales process (outreach to 70+ parties in 2024), subsequent targeted discussions with third-parties have not resulted in a clear path to a viable third-party proposal • Limited float / trading activity / research analyst coverage – 90-day average daily trading value of ~$0.02 million on unaffected basis • Stock traded at unaffected VWAPs of $2.23, $1.98 and $1.98 in the 12 months, 6 months and 3 months leading up to Canary Proposal • Since announcement of Canary Proposal, stock price has reached intraday high of $2.71, but 90%+ of volume has traded below $2.20 in last month
Potential Next Steps & Other Considerations	• Special Committee to determine whether and how to respond to Canary Proposal on price and other transaction terms, taking into consideration process to date • If appropriate, the Special Committee and/or its advisors will need to discuss the following with Canary: (i) diligence requirements, (ii) required financing and (iii) other potential participants in a transaction

1. Reflects data as of 8/22/25 (the "Unaffected Date"), the last completed trading day prior to the Company's announcement before market close on 8/25/25 that it received the Canary Proposal.
2. Reflects (i) ~$4.7 million of cash and cash equivalents and (ii) ~$23.6 million of marketable securities as of 9/30/25, per Company management. Marketable securities balance reflects fair market value of U.S. treasury bills.
3. Based on (i) ~31.1 million basic shares of common stock outstanding as of 12/12/25, (ii) ~2.4 million options to purchase common stock as of 12/12/25 (to the extent in the money, based on treasury method) and (iii) ~1.7 million restricted stock units to purchase common stock as of 12/12/25, per Company management.
4. Reflects projected performance for CY 2025E, per Company management.
5. LSS refers to Life Sciences Services.
6. Company cash and equivalents estimated at ~$27 million as of 12/31/25, per Company management. The Company entered into a Note Purchase Agreement related to $24 million of 3.5% Convertible Promissory Notes due 9/1/25 (the "Convertible Notes"), which principal was redeemed or repaid, together with corresponding accrued interest, as follows: (i) $1 million on 9/12/23; (ii) $1 million on 2/28/24; (iii) $16 million on 11/11/24 and (iv) $6 million on 9/1/25.

Sources: Bloomberg, Canary Proposal, Company management, Capital IQ, public filings and financial projections prepared by Company management and reviewed and approved by the Special Committee ("Feather Financial Projections").

02 SELECTED COMPANY OBSERVATIONS

Selected Company Observations

Selected Business Observations

- Reputable healthcare technology platform with strong capabilities in large-scale data management and analytics
- Capabilities supported by large integrated, HIPAA-compliant, longitudinal, patient-level data lake integrating real-world data (RWD) including claims, electronic health records (EHRs) and social determinants of health
- Synthesizes large volumes of non-standardized healthcare data into actionable insights – flexible solutions and differentiated customer service
- Strong relationships with blue-chip customers, particularly in life sciences services
- Accretive Kiwi acquisition has diversified customer mix and solutions portfolio
- Solutions support variety of use cases, with current mix in Base Feather segment weighted to product launch and commercialization
- Revenue mix weighted to life sciences services – traction in life sciences segment represents growth opportunity but ability to demonstrate value proposition and establish more meaningful footprint remains to be seen
- Balance sheet and liquidity profile support existing operations and strategic plan
- Subscale platform requiring meaningful investment to drive significant growth / scale
- Backdrop of macro pressures in pharma / life sciences ecosystem amid challenging investor sentiment, regulatory environment and competitive dynamics
- Consolidation and cost rationalization in the sector have resulted in recent customer churn
- Data supply chain adjustments and diversification remain ongoing

Feather CY 2025E Revenue by Customer Type



Kiwi
25%
$29.8 million revenue
46%
12%
17%
Base Feather
Life Sciences Services ("LSS")
Life Sciences ("LS")
Provider Services
Financial

Feather CY 2025E Revenue by Contract Profile



25%
$29.8 million revenue
9%
66%
Base Feather: Over-Time Contracts
Base Feather: Special Projects
Kiwi: Over-Time Contracts

Note: For purposes of the above, special projects are defined as point-in-time or special project-based contracts, which definition differs from U.S. GAAP reporting.
CY refers to Calendar Year; E refers to Estimated; HIPAA refers to Health Insurance Portability and Accountability Act.
Sources: Company management and Feather Financial Projections.

Historical & Projected Consolidated Revenue Observations

(dollars in millions)

Revenue Mix by Contract Profile

	Revenue CAGR	
	CY 2022 to CY 2025E	CY 2025E to CY 2030E
Base Feather	10%	12%
Kiwi	40%	14%
Consolidated	15%	13%



Base Feather: Over-Time Contracts
Base Feather: Special Projects
Kiwi: Over-Time Contracts
$19
$15
$3
$2
$25
$4
$20
$1
$24
$5
$18
$1
$30
$7
$20
$3
$34
$8
$23
$3
$36
$10
$4
$23
$42
$11
$5
$26
$48
$13
$5
$30
$55
$14
$6
$34
CY 2022
CY 2023
CY 2024
CY 2025E
CY 2026E
CY 2027E
CY 2028E
CY 2029E
CY 2030E

Supplemental Revenue Detail

	CY 2022	CY 2023	CY 2024	CY 2025E	CY 2026E	CY 2027E	CY 2028E	CY 2029E	CY 2030E
Revenue Growth by Segment (year-over-year growth %)									
Base Feather		26%	(10%)	18%	13%	4%	16%	15%	13%
Kiwi		55%	22%	46%	12%	18%	15%	14%	12%
Revenue Contribution by Segment (% of Total Revenue)									
Base Feather	86%	84%	79%	75%	76%	73%	73%	74%	74%
Over-Time	*77%*	*79%*	*73%*	*66%*	*67%*	*63%*	*63%*	*63%*	*63%*
Kiwi	14%	16%	21%	25%	24%	27%	27%	26%	26%
Contracted Backlog (% of Total Revenue)									
Consolidated				90%	56%	17%	3%	--	--

Note: For purposes of the above, special projects are defined as point-in-time or special project-based contracts, which definition differs from U.S. GAAP reporting.
Note: CY 2022 – CY 2024 financials include historical results for Kiwi prior to the acquisition by Feather.
CAGR refers to Compound Annual Growth Rate; CY refers to Calendar Year; E refers to Estimated.
Sources: Company management and Feather Financial Projections.

Base Feather Business | Illustrative Historical & Projected ARR Information

Summary & Selected Highlights

(dollars in millions)

Selected Illustrative ARR Trends & Retention Observations (Based on Over-Time Contracts Only)

Illustrative ARR & Revenue Retention Summary	CY 2022	CY 2023	CY 2024	CY 2025E[1]	CY 2026E	CY 2027E	CY 2028E	CY 2029E	CY 2030E
(A) **Beginning ARR**	**$8.9**	**$19.7**	**$20.5**	**$20.0**	**$21.6**	**$20.2**	**$23.5**	**$27.2**	**$31.1**
(B) Increases / (Decreases)	4.3	0.5	1.4	0.6	0.0				
(C) Lost Customers	(0.3)	(4.4)	(5.0)	(1.9)	(4.4)				
Change in Existing Base	**4.1**	**(3.9)**	**(3.5)**	**(1.3)**	**(4.4)**	**0.0**	**0.0**	**0.0**	**0.0**
(D) New Customers[2]	6.8	4.7	3.0	2.9	3.0	3.3	3.8	3.9	3.9
Ending ARR	**$19.7**	**$20.5**	**$20.0**	**$21.6**	**$20.2**	**$23.5**	**$27.2**	**$31.1**	**$35.0**
Implied Gross Retention[3]	96.9%	77.8%	75.9%	90.6%	79.7%	*NA*	*NA*	*NA*	*NA*
Implied Net Retention[4]	145.8%	80.3%	82.9%	93.3%	79.7%	100.0%	100.0%	100.0%	100.0%

Feather Financial Projections assume any customer churn over CY 2027E – CY 2030E period is offset by upsells to existing customers

Selected Definitions

(A) Beginning ARR & Ending Base:
- *Represents ARR at the beginning and end of the respective period*
- *Recurring revenue is represented by over-time contracts and excludes re-occurring special projects contracts*

(B) Increases / Decreases:
- *Change in customer ARR due to price increases, module cross-sell, or module churn*

(C) Lost Customers:
- *Represents ARR of customers where all contracts and products with the Company have terminated or expired*

(D) New Customers:
- *Customer that had ARR in the current period but had no activity in the prior period*

Note: Company management does not officially prepare financial projections based on an ARR bridge (or track historical results on that basis). As such, the above is based on discussions with Company management and prepared to provide a baseline for comparing certain assumptions in over-time contract forecasts to historical performance.
Note: Based on current in-place over-time contracts as of 11/11/25, per Company management. Does not reflect impact of special projects contracts, which are defined for purposes of the above as point-in-time or special project-based contracts, which definition differs from U.S. GAAP reporting.
1. *New customers ARR includes $1.3 million through 11/11/25 and an incremental forecasted $1.7 million ARR growth in Q4 CY 2025E, per Company management, reflecting probability weighted assessment of potential over-time contract wins attributable to in-process discussions.*
2. *New customers ARR in CY 2026E – CY 2030E reflects revenues from existing products and services sold to new customers, as well as new products and services (sold to both new and existing customers).*
3. *Gross retention reflects ability to retain existing customers over a given period and is computed as Beginning ARR - Lost Customers / Beginning ARR.*
4. *Net retention reflects ability to retain existing customer revenue over a given period and is computed as Beginning ARR + Change in Existing Base / Beginning ARR.*

ARR refers to Annual Recurring Revenue; CY refers to Calendar Year; E refers to Estimated; NA refers to not available; Q refers to Quarter.
Sources: Company management and Feather Financial Projections.

Base Feather Business | Pipeline & Go-Get Overview

Current Pipeline Snapshot (December 2025)

(dollars in millions)

Stage	Description	Weighted Value (TCV)	Unweighted Value (TCV)	Count	CY 2026E Revenue	
					Weighted	Unweighted
Stage 1	Active	$2.9	$29.0	52	$0.4	$4.2
Stage 2	Qualify	$2.1	$5.2	48	$1.4	$3.6
Stage 3	Proposed	$4.8	$8.1	14	$2.4	$4.0
Stage 4	Committed	$1.9	$2.4	4	$0.7	$0.9
Total		*$11.7*	*$44.7*	*118*	*$5.0*	*$12.7*

Base Feather Go-Get Revenue[1] is projected to be $8.5 million in CY 2026E (relative to weighted pipeline of $5.0 million and unweighted pipeline of $12.7 million noted above)

Note: Stage 1 represents actively prospecting, Stage 2 represents qualification of opportunity, Stage 3 represents proposing of key terms and Stage 4 represents a verbal commitment or nearly signed scope of work. Reflects information as of 12/10/25.
1. Base Feather Go-Get Revenue comprised of ~$5.6 million (~65%) from over-time contracts and ~$2.9 million (~35%) from special projects contracts in CY 2026E.
CY refers to Calendar Year; E refers to Estimated; Q refers to Quarter; TCV refers to Total Contract Value.
Source: Company management.

Base Feather Business | Selected Business Mix Trendlines

(dollars in millions)

Business Mix Trends (Revenue)

LS contribution has grown from ~8% in CY 2022 to ~22% in CY 2025E, with LSS contribution declining from ~91% to ~75% over that same period


$17
$1
$15
$21
$2
$19
$19
$3
$16
$0
$22
$5
$17
CY 2022
CY 2023
CY 2024
CY 2025E
Life Sciences Services[1]
Life Sciences
Other / Go-Get

Average Revenue Per Customer (By Customer Type)[2]

Over the CY 2022 – CY 2025E period, revenue per customer has consistently averaged ~$600k – $800k across LSS customers and ~$100k – $200k across LS customers


$0.6
$0.7
$0.7
$0.8
$0.1
$0.2
$0.1
$0.2
CY 2022
CY 2023
CY 2024
CY 2025E
Life Sciences Services[1]
Life Sciences

Business Mix Trends (Number of Customers)[2]

LS constitutes ~54% of the customer base but accounts for ~22% of Base Feather revenue in CY 2025E


38
14
24
44
16
28
45
22
23
43
23
20
CY 2022
CY 2023
CY 2024
CY 2025E
Life Sciences Services[1]
Life Sciences

Revenue Contribution from Top Customers


50%
71%
51%
70%
53%
71%
44%
63%
CY 2022
CY 2023
CY 2024
CY 2025E
Revenue Contribution from Top 5 Customers
Revenue Contribution from Top 10 Customers

Note: Based on current over-time contracts and special projects contracts as of 11/11/25, per Company management.
1. *For purposes of the above charts, the figures relating to the life sciences services segment also include provider services customers.*
2. *Reflects total number of customers that contributed to revenue in each year, including special projects customers and over-time contract customers which churned during the year.*

CY refers to Calendar Year; E refers to Estimated; k refers to thousands; LS refers to Life Sciences; LSS refers to Life Science Services.
Sources: Company management and Feather Financial Projections.

Selected Consolidated Projected Financial Information

(dollars in millions)

		Calendar Year Ending December 31,						CAGR
		2025E	2026E	2027E	2028E	2029E	2030E	2025E to 2030E
A	**Total Revenue**	**$29.8**	**$33.7**	**$36.3**	**$42.1**	**$48.4**	**$54.6**	**12.9%**
B	Cost of Revenue	(14.0)	(19.2)	(19.7)	(21.1)	(23.2)	(26.0)	13.2%
	Gross Profit	**$15.8**	**$14.5**	**$16.6**	**$21.0**	**$25.1**	**$28.6**	**12.6%**
	Margin %	*53.0%*	*43.1%*	*45.8%*	*49.9%*	*52.0%*	*52.4%*	
C	Research & Development	(2.5)	(2.8)	(3.2)	(3.5)	(3.9)	(4.2)	10.5%
C	Sales & Marketing	(5.5)	(6.1)	(6.7)	(7.6)	(8.4)	(9.0)	10.2%
D	General & Administrative	(6.9)	(6.7)	(7.0)	(7.3)	(7.9)	(9.0)	5.7%
	Contract Termination Adjustment	(0.2)	--	--	--	--	--	
	Adjusted EBITDA[1]	**$0.7**	**($1.2)**	**($0.3)**	**$2.7**	**$4.9**	**$6.3**	**56.7%**
	Margin %	*2.2%*	*(3.5%)*	*(0.8%)*	*6.3%*	*10.2%*	*11.6%*	

Selected Observations

A *Revenue CAGR of ~13% over CY 2026E – CY 2030E period contemplates reacceleration of growth following expected churn from two material customers. Growth is projected to be supported by generally strong performance with existing customers as well as new logos driven by incremental traction in the life sciences and provider market (including via new product introductions). Potential challenges include macro pressures, uncertainty in the regulatory landscape and continued data disruptions.*

B *COGS growth is projected to outpace revenue growth primarily due to replacement and diversification of data sources amid planned exits from the supply chain. Data costs in the outer years reflect both changes to the data sourcing structure, as well as incremental costs to support new growth areas.*

C *Operating costs are projected to grow as additional infrastructure is needed to support the new product & account development that is projected to drive scaled revenue.*

D *Current G&A structure, which reflects substantial synergies following combination with Kiwi, is projected to expand by several headcount additions to support expanded Company footprint.*

1. *The adjusted EBITDA projections shown above do not reflect any pro forma adjustments (e.g., elimination of public company costs).*

Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock Option Expense, adjusted for certain non-recurring items as specifically noted; CAGR refers to Compound Annual Growth Rate. COGS refers to Cost of Goods Sold; E refers to Estimated; G&A refers to General & Administrative.

Sources: Company management and Feather Financial Projections.

03 ILLUSTRATIVE PRELIMINARY FINANCIAL CONSIDERATIONS

Preliminary Financial Analyses Summary

Implied Per Share Value Reference Ranges

(dollars per share in actuals)



Unaffected 10-Day VWAP:[1] $1.92
Canary Proposal:[2] $2.10
Current 10-Day VWAP:[3] $2.14
Selected Companies Analysis
LTM Ended 9/30/25
Total Revenue
0.75x - 1.75x
$1.51
$2.49
Selected Companies Analysis
CY 2025E
Total Revenue
0.75x - 1.75x
$1.54
$2.56
Selected Companies Analysis
CY 2026E
Total Revenue
0.75x - 1.75x
$1.63
$2.76
Selected Transactions Analysis
LTM Ended 9/30/25
Total Revenue
1.25x - 2.25x
$1.95
$2.92
Discounted Cash Flow Analysis
Terminal Multiple
1.25x - 2.25x
Discount Rate
13.5% - 16.5%
$1.54
$2.66

Note: No particular weight was attributed to any analysis.
Note: Reflects (i) ~$4.7 million of cash and cash equivalents and (ii) ~$23.6 million of marketable securities as of 9/30/25, per Company management. Marketable securities balance reflects fair market value of U.S. treasury bills.
Note: Based on (i) ~31.1 million basic shares of common stock outstanding as of 12/12/25, (ii) ~2.4 million options to purchase common stock as of 12/12/25 (to the extent in the money, based on treasury method) and (iii) ~1.7 million restricted stock units to purchase common stock as of 12/12/25, per Company management.
1. *As of 8/22/25, the last trading day prior to announcement of the Canary Proposal.*
2. *Per the Canary Proposal.*
3. *As of 12/12/25.*

CY refers to Calendar Year; E refers to Estimated; LTM refers to the most recently completed 12-month period; VWAP refers to Volume Weighted Average Price.
Sources: Bloomberg, public filings, Company management, Canary Proposal and Feather Financial Projections.

Preliminary Financial Analyses Summary (cont.)

(dollars and shares in millions, except per share values)

	Selected Companies Analysis LTM Ended 9/30/25 Total Revenue		Selected Companies Analysis CY 2025E Total Revenue		Selected Companies Analysis CY 2026E Total Revenue		Selected Transactions Analysis LTM Ended 9/30/25 Total Revenue		Discounted Cash Flow Analysis Terminal Multiple 1.25x -- 2.25x Discount Rate	
Corresponding Base Amount	$28.6		$29.8		$33.7		$28.6		13.5% --	16.5%
Selected Multiples Range	0.75x --	1.75x	0.75x --	1.75x	0.75x --	1.75x	1.25x --	2.25x		
Implied Enterprise Value Reference Range	$21.5 --	$50.1	$22.4 --	$52.2	$25.3 --	$59.0	$35.8 --	$64.5	$22.4 --	$55.7
Total Cash and Cash Equivalents as of 9/30/25 (1)	4.7 --	4.7	4.7 --	4.7	4.7 --	4.7	4.7 --	4.7	4.7 --	4.7
Total Marketable Securities as of 9/30/25 (1) (2)	23.6 --	23.6	23.6 --	23.6	23.6 --	23.6	23.6 --	23.6	23.6 --	23.6
Potential Future Earnout Consideration Receivable as of 9/30/25 (1) (3)	0.0 --	3.6	0.0 --	3.6	0.0 --	3.6	0.0 --	3.6	0.0 --	3.6
Implied Total Enterprise Value Reference Range	$49.7 --	$82.0	$50.6 --	$84.0	$53.5 --	$90.8	$64.0 --	$96.3	$50.6 --	$87.5
Total Debt as of 9/30/25 (1)	0.0 --	0.0	0.0 --	0.0	0.0 --	0.0	0.0 --	0.0	0.0 --	0.0
Implied Total Equity Value Reference Range	$49.7 --	$82.0	$50.6 --	$84.0	$53.5 --	$90.8	$64.0 --	$96.3	$50.6 --	$87.5
Shares Outstanding (1) (4)	32.8 --	32.9	32.8 --	32.9	32.8 --	32.9	32.8 --	32.9	32.8 --	32.9
Implied Per Share Reference Range	**$1.51 --**	**$2.49**	**$1.54 --**	**$2.56**	**$1.63 --**	**$2.76**	**$1.95 --**	**$2.92**	**$1.54 --**	**$2.66**

Note: No discrete value ascribed to ~$17.1 million of U.S. federal net operating loss carryforwards and ~$28.1 million of U.S. state net operating loss carryforwards as of 12/31/24 given that (i) certain selected companies have NOL carryforwards, the impact of which is assumed to be reflected in their implied Enterprise Value / Total Revenue multiples, (ii) per Company management, any net operating loss carryforwards would be subject to Section 382 limitations under the Internal Revenue Code upon a change of control transaction evaluated in the Selected Transactions Analysis and (iii) net operating loss carryforward impacts incorporated in cash flows and multiple selection in Discounted Cash Flow Analysis.

1. *Per Company management.*
2. *Reflects fair market value of U.S. treasury bills.*
3. *Per Company management and public filings, the Company sold a minority equity interest in a customer on 7/21/23 for immediate cash proceeds and future contingent earnout payments aggregating to $3.6 million for potential payment in CY 2025E and CY 2026E. Per Company management, such payments are subject to ongoing litigation and the acquiror has accrued a contingent obligation in the amount of ~$0.4 million for the portion of the earnout consideration potentially payable to the Company. Such earnout is treated for financial reporting purposes as a gain contingency, per Company management, and no asset is recorded on the Company's balance sheet. Against this backdrop, low end reflects no potential future earnout consideration receivable and high end reflects maximum potential future earnout consideration receivable of $3.6 million.*
4. *Based on (i) ~31.1 million basic shares of common stock outstanding as of 12/12/25, (ii) ~2.4 million options to purchase common stock as of 12/12/25 (to the extent in the money, based on treasury method) and (iii) ~1.7 million restricted stock units to purchase common stock as of 12/12/25, per Company management.*

CY refers to Calendar Year; E refers to Estimated; LTM refers to the most recently completed 12-month period; NOL refers to Net Operating Loss.
Sources: Company management, Feather Financial Projections and public filings.

Preliminary Selected Companies Observations

(dollars in millions, except per share values)

Selected Companies	Share Price [2]	% of 52-Week High [3]	% Above 52-Week Low [3]	Equity Market Value [2] [4]	Enterprise Value [2] [4]	Enterprise Value [1] to Revenue [5] LTM	CY 2025E	CY 2026E
		Selected Market Trading Information				Selected Multiple Information		
Certara, Inc.	$8.58	54.7%	6.9%	$1,412.8	$1,536.3	3.70x	3.67x	3.44x
Definitive Healthcare Corp.	$2.31	40.7%	7.4%	$362.4	$449.7	1.86x	1.88x	1.91x
Health Catalyst, Inc.	$2.46	30.4%	22.1%	$193.0	$262.6	0.83x	0.85x	0.87x
Indegene Limited	$5.81	77.2%	5.5%	$1,418.5	$1,278.5	3.81x	3.59x	3.06x
OptimizeRx Corporation	$13.36	60.0%	234.7%	$258.3	$267.6	2.44x	2.47x	2.20x
Simulations Plus, Inc.	$19.17	50.9%	54.7%	$386.2	$353.8	4.47x	4.45x	4.30x
Veradigm Inc. [6] [7]	$4.95	48.3%	65.0%	$591.5	$546.5	0.94x	0.91x	0.93x
Low		30.4%	5.5%			0.83x	0.85x	0.87x
Median		50.9%	22.1%			2.44x	2.47x	2.20x
Mean		51.7%	56.6%			2.58x	2.54x	2.39x
High		77.2%	234.7%			4.47x	4.45x	4.30x
Feather - Current Price (as of 12/12/25) [8] [9]	$2.13	52.9%	29.9%	$69.6	$41.4	1.45x	1.38x	1.29x
Feather - Unaffected Price (as of 8/22/25) [8] [9] [10]	$1.77	43.9%	7.9%	$56.9	$28.1	1.05x	0.96x	0.87x

Note: No company used in this analysis for comparative purposes is identical to the Company.

1. *Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.*
2. *Based on closing prices as of 12/12/25.*
3. *Based on market prices as of 12/12/25. Inclusive of intraday prices. Per Capital IQ.*
4. *Based on diluted shares.*
5. *Multiples based on forward looking financial information have been calendarized to the Company's fiscal year end of December 31st.*
6. *Veradigm Inc., a company formerly known as Allscripts Healthcare Solutions, Inc. whose shares of common stock are traded over-the-counter on the OTC Pink Sheets Expert Market, is delinquent in its regulatory filings as of 12/12/25, having most recently released its full-year CY 2022 financial statements on 3/18/25, with complete annual CY 2023 and CY 2024 filings outstanding as of 12/12/25. Financial information reflects public filings including unaudited Q2 CY 2025 business update dated 9/30/25 and unaudited CY 2023 / CY 2024 business update dated 3/18/25. Forward multiples are based on estimates provided by four analysts who cover the company who provide such estimates.*
7. *LTM revenue reflects the midpoint of the estimated range of historical financial results, per public filings.*
8. *Based on public filings, analyst estimates, market data and other public information as of applicable date.*
9. *LTM revenue reflects pro forma financials for the acquisition of Kiwi, per public filings.*
10. *Reflects the last trading day prior to announcement of the Canary Proposal.*

CY refers to Calendar Year; E refers to Estimated; LTM refers to the most recently completed 12-month period for which financial information has been made public; Q refers to Quarter.

Sources: Bloomberg, Capital IQ and public filings.

Preliminary Selected Benchmarking Data

Rule of 40

Projected Rule of 40 (CY 2025E Total Revenue Growth + CY 2025E Adjusted EBITDA Margin)


40.7%
36.9%
35.2%
34.0%
25.9%
23.7%
21.7%
14.4%
34.0%
29.5%
CERTARA
indegene
OptimizeRx
Feather
DEFINITIVE HEALTHCARE
veradigm
Health Catalyst

Projected Rule of 40 (CY 2026E Total Revenue Growth + CY 2026E Adjusted EBITDA Margin)


39.1%
36.0%
32.5%
29.7%
24.1%
13.3%
9.6%
9.5%
29.7%
26.3%
CERTARA
indegene
OptimizeRx
DEFINITIVE HEALTHCARE
Health Catalyst
veradigm
Feather
Feather
Selected Healthcare Technology Companies
Median
Mean

Note: Median and mean indications exclude Feather.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock Option Expense, adjusted for certain non-recurring items; CY refers Calendar Year; E refers to Estimated.
Sources: Bloomberg, Capital IQ, public filings, Company management and Feather Financial Projections.

Preliminary Selected Benchmarking Data (cont.)

Revenue Growth

Projected Total Revenue Growth (CY 2023 – CY 2025E)



23.0%
OptimizeRx
13.2%
indegene
12.3%
SimulationsPlus
8.7%
CERTARA
8.4%
Feather[1]
2.4%
Health Catalyst
-1.6%
veradigm[2]
-2.4%
DEFINITIVE HEALTHCARE
8.7%
7.9%

Projected Total Revenue Growth (CY 2025E – CY 2027E)



15.5%
indegene
11.0%
OptimizeRx
10.3%
Feather
7.2%
CERTARA
5.6%
SimulationsPlus
-0.0%
Health Catalyst
-0.5%
DEFINITIVE HEALTHCARE
-1.3%
veradigm[2]
5.6%
5.4%
Feather
Selected Healthcare Technology Companies
Median
Mean

Note: Median and mean indications exclude Feather.

1. *CY 2023 results reflect pro forma financials for the acquisition of Kiwi, per Company management.*
2. *Historical financials reflect the midpoint of the estimated range of financial results, per public filings. Forward financials are based on estimates provided by four analysts who cover the company.*

CY refers Calendar Year; E refers to Estimated.

Sources: Bloomberg, Capital IQ, public filings, Company management and Feather Financial Projections.

Preliminary Selected Benchmarking Data (cont.)

Gross Profit Growth

Projected Gross Profit Growth (CY 2023 – CY 2025E)



27.1%
9.7%
9.5%
9.2%
0.8%
-5.2%
-9.6%
NA
9.3%
8.5%
OptimizeRx
CERTARA
indegene
Health Catalyst
SimulationsPlus
DEFINITIVE HEALTHCARE
Feather[1]
veradigm[2]

Projected Gross Profit Growth (CY 2025E – CY 2027E)



13.8%
10.8%
8.3%
7.8%
2.9%
2.5%
-0.4%
-2.1%
7.8%
5.9%
indegene
OptimizeRx
SimulationsPlus
CERTARA
Health Catalyst
Feather
DEFINITIVE HEALTHCARE
veradigm[2]
Feather
Selected Healthcare Technology Companies
Median
Mean

Note: Median and mean indications exclude Feather.

1. *Reflects standalone Base Feather information as gross profit information pro forma for the impact of the acquisition of Kiwi not applicable, per Company management.*
2. *Historical financials reflect the midpoint of the estimated range of financial results, per public filings. Forward financials are based on estimates provided by four analysts who cover the company.*

CY refers Calendar Year; E refers to Estimated; NA refers to not available.

Sources: Bloomberg, Capital IQ, public filings, Company management and Feather Financial Projections.

Preliminary Selected Benchmarking Data (cont.)
Gross Profit Margin

Projected Gross Profit Margin (CY 2025E)



81.4%
64.1%
61.3%
59.2%
54.5%
53.0%
50.6%
33.9%
59.2%
57.9%
DEFINITIVE HEALTHCARE
OptimizeRx
CERTARA
veradigm
Feather
Health Catalyst
indegene

Projected Gross Profit Margin (CY 2026E)



80.8%
63.1%
61.6%
61.2%
53.8%
52.6%
43.1%
32.8%
61.2%
58.0%
DEFINITIVE HEALTHCARE
OptimizeRx
CERTARA
veradigm
Health Catalyst
Feather
indegene
Feather
Selected Healthcare Technology Companies
Median
Mean

Note: Median and mean indications exclude Feather.
CY refers Calendar Year; E refers to Estimated; NA refers to not available.
Sources: Bloomberg, Capital IQ, public filings, Company management and Feather Financial Projections.

Preliminary Selected Benchmarking Data (cont.)

Adjusted EBITDA Margin

Projected Adjusted EBITDA Margin (CY 2025E)



32.1%
28.7%
28.0%
18.9%
18.8%
16.6%
13.2%
2.2%
22.3%
18.9%
CERTARA
DEFINITIVE HEALTHCARE
SimulationsPlus
indegene
veradigm
OptimizeRx
Health Catalyst
Feather

Projected Adjusted EBITDA Margin (CY 2026E)



32.5%
29.2%
25.9%
18.8%
17.3%
16.0%
12.6%
-3.5%
21.7%
18.8%
CERTARA
SimulationsPlus
DEFINITIVE HEALTHCARE
indegene
OptimizeRx
Health Catalyst
veradigm
Feather
Feather
Selected Healthcare Technology Companies
Median
Mean

Note: Median and mean indications exclude Feather.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock Option Expense, adjusted for certain non-recurring items; CY refers Calendar Year; E refers to Estimated.
Sources: Bloomberg, Capital IQ, public filings, Company management and Feather Financial Projections.

Preliminary Selected Benchmarking Data (cont.)

Size & Net Leverage

(dollars in millions)

Total Revenue (LTM)



$583.5
$415.6
$335.7
$316.1
$242.3
$109.5
$79.2
$28.6
$316.1
$297.4
veradigm[1]
CERTARA
indegene
Health Catalyst
DEFINITIVE HEALTHCARE
OptimizeRx
Feather[2]

Net Leverage[3] (Net Debt to Enterprise Value as of 12/12/25)



26.5%
3.5%
8.0%
-11.0%
-9.1%
-8.2%
-3.9%
-68.1%
0.8%
-3.9%
Feather[4]
indegene
veradigm
DEFINITIVE HEALTHCARE
OptimizeRx
CERTARA
Health Catalyst
Feather
Selected Healthcare Technology Companies
Median
Mean

Note: Median and mean indications exclude Feather.
1. *LTM financials reflect the midpoint of the estimated range of financial results, per public filings.*
2. *Reflects pro forma financials for the acquisition of Kiwi, per Company management.*
3. *Based on public trading prices of common stock.*
4. *Enterprise Value based on public filings, market data and other public information as of 12/12/25. Net debt based on latest available balance sheet information as of 9/30/25, per Company management.*

LTM refers to the most recently completed 12-month period for which financial information has been made public.

Sources: Capital IQ, public filings, Company management and Feather Financial Projections.

Selected Trading Multiple Lookback Observations

Since Reverse Merger (3/3/21)

Feather vs. Selected Companies Index (Enterprise Value to NTM Total Revenue Lookback Since Reverse Merger)

	Since Reverse Merger Average	Three-Year Average	Two-Year Average	One-Year Average	Six-Month Average
Feather – Unaffected[1]	NMF	2.69x	2.17x	1.73x	1.38x
Feather – Current[2]	NMF	2.44x	1.96x	1.48x	1.23x
Selected Companies Index[3]	5.84x	3.29x	2.87x	2.60x	2.86x



20.00x
16.00x
12.00x
8.00x
4.00x
0.00x
Mar-21
Sep-21
Mar-22
Oct-22
Apr-23
Oct-23
May-24
Nov-24
May-25
Dec-25
Analyst estimates available beginning on 4/8/22 following the completion of the reverse merger on 3/3/21
Unaffected Date[1]
2.26x
1.21x
Feather
Selected Companies Index[3]

Note: Multiples shown above are sourced directly from Capital IQ; as such, certain multiples may differ from figures shown on other pages. Excludes figures that are not available or not meaningful.
Note: NTM revenue multiples greater than 20.00x deemed to be not meaningful.
1. Reflects data through 8/22/25, the last trading day completed prior to the announcement of the Canary Proposal.
2. Reflects data through 12/12/25.
3. Selected Companies Index includes Certara, Inc., Definitive Healthcare Corp., Health Catalyst, Inc., Indegene Limited, OptimizeRx Corporation, Simulations Plus, Inc. and Veradigm Inc. Reflects median multiple.
NTM refers to the following 12-month period for which financial information has not been made public; NMF refers to not meaningful.
Source: Capital IQ as of 12/12/25.

Preliminary Selected Transactions Observations

(dollars in millions)

Announced	Effective	Target	Acquiror	Transaction Value [1]	Transaction Value / LTM Revenue [2]	Transaction Value / NFY Revenue [3]	LTM Adjusted EBITDA Margin % [2]	NFY Adjusted EBITDA Margin % [3]	
7/19/24	10/2/24	Augmedix, Inc.	Commure, Inc.	$119.0	2.44x	2.24x	(32.9%)	(45.6%)	
6/21/24	10/22/24	Sharecare, Inc.	Altaris, LLC	$498.1	1.19x	1.27x	3.1%	0.5%	
4/8/24	6/27/24	Model N, Inc	Vista Equity Partners Management, LLC	$1,269.2	5.00x	4.84x	17.2%	19.8%	
9/6/23	11/9/23	NextGen Healthcare, Inc.	Thoma Bravo, L.P.	$1,722.9	2.54x	2.40x	17.6%	17.8%	
8/7/23	11/3/23	Tabula Rasa HealthCare, Inc.	Exact Care Pharmacy, LLC (Nautic Partners, LLC)	$571.1	1.69x	1.58x	5.1%	5.6%	
7/6/23	8/14/23	CorEvitas, LLC	Thermo Fisher Scientific Inc.	$912.5	NA	8.30x	NA	NA	[4]
8/8/22	7/31/22	Pharmaspectra Group Ltd	IQVIA Holdings Inc.	$100.0	7.68x	NA	(20.0%)	NA	[5]
12/20/21	6/8/22	Cerner Corporation	Oracle Corporation	$29,359.9	5.14x	5.07x	33.9%	32.8%	
12/8/21	4/5/22	Clinigen Group plc	Triton Investment Management Ltd.	$2,124.4	2.97x	2.76x	22.2%	21.8%	
8/19/21	11/24/21	Inovalon Holdings, Inc	Nordic Capital X-Led Consortium	$7,428.2	10.34x	9.61x	34.7%	34.9%	
1/17/20	2/28/20	Decision Resources, Inc.	Clarivate Plc	$950.0	4.59x	NA	23.0%	NA	[6]
Low				$100.0	1.19x	1.27x	(32.9%)	(45.6%)	
Median				$950.0	3.78x	2.76x	17.4%	18.8%	
Mean				$4,095.9	4.36x	4.23x	10.4%	10.9%	
High				$29,359.9	10.34x	9.61x	34.7%	34.9%	

Note: No company used in this analysis for comparative purposes is identical to the Company and no transaction used in this analysis for comparative purposes is identical to the Canary Proposal.
Note: Where available, stock-based compensation expense has been added back to adjusted EBITDA.

1. Transaction Value refers to the implied enterprise value of target company, based on the announced transaction equity price and other public information available at the time of the announcement.
2. Based on reported metric for the most recent LTM period prior to the announcement of the transaction.
3. Based on reported metric for the most recent NFY period prior to the announcement of the transaction.
4. NFY period reflects $110 million of revenue from press release at the time of announcement.
5. LTM period reflects annual figures for the CY 2021 period, the most recently completed period for which information was available at the time of transaction announcement.
6. LTM period reflects annual figures for the CY 2019 period.

Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock Option Expense, adjusted for certain non-recurring items; CY refers to Calendar Year.
LTM refers to the most recently completed 12-month period for which financial information has been made public; NA refers to not available; NFY refers to the next fiscal year for which financial information has not been made public.
Sources: Bloomberg, Capital IQ, public filings, press releases and Wall Street research.

Preliminary Discounted Cash Flow Analysis

(dollars and shares in millions, except per share values)

	Projected Calendar Year Ending December 31,					
	2025E [1]	2026E	2027E	2028E	2029E	2030E
Total Revenue	**$7.5**	**$33.7**	**$36.3**	**$42.1**	**$48.4**	**$54.6**
Growth %		*13.0%*	*7.6%*	*16.2%*	*14.7%*	*13.0%*
Cost of Revenues	(4.0)	(19.2)	(19.7)	(21.1)	(23.2)	(26.0)
Total Operating Expenses	(3.9)	(15.7)	(16.9)	(18.4)	(20.2)	(22.3)
Adjusted EBITDA	**($0.3)**	**($1.2)**	**($0.3)**	**$2.7**	**$4.9**	**$6.3**
Margin %	*(4.5%)*	*(3.5%)*	*(0.8%)*	*6.3%*	*10.2%*	*11.6%*
Depreciation and Amortization	(0.1)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)
Adjusted EBIT	**($0.4)**	**($1.4)**	**($0.5)**	**$2.5**	**$4.7**	**$6.1**
Taxes [2]	--	--	--	--	--	--
Unlevered Earnings	**($0.4)**	**($1.4)**	**($0.5)**	**$2.5**	**$4.7**	**$6.1**
Depreciation and Amortization	0.1	0.2	0.2	0.2	0.2	0.2
Stock-Based Compensation [3]	(0.7)	(2.9)	(2.9)	(2.9)	(2.9)	(2.9)
Change in Net Working Capital & CapEx [4]	(1.3)	(1.0)	(1.0)	(1.0)	(1.0)	(1.0)
Unlevered Free Cash Flows	**($2.3)**	**($5.1)**	**($4.2)**	**($1.2)**	**$1.1**	**$2.4**

PV of Terminal Value as a % of Enterprise Value

Discount Rate	1.25x	1.75x	2.25x
13.50%	134.8%	122.6%	116.7%
14.25%	136.3%	123.5%	117.4%
15.00%	137.9%	124.4%	118.0%
15.75%	139.6%	125.4%	118.7%
16.50%	141.4%	126.4%	119.4%

Discount Rate	Present Value of Cash Flows (2025E - 2030E)	+	PV of Terminal Value as a Multiple of 2030E Total Revenue 1.25x	1.75x	2.25x	=	Implied Enterprise Value 1.25x	1.75x	2.25x	-	Net Debt & Other [5]	=	Implied Total Equity Value 1.25x	1.75x	2.25x
13.50%	($9.3)	+	$36.1	$50.5	$65.0	=	$26.8	$41.2	$55.7	-	($31.8)	=	$58.6	$73.0	$87.5
14.25%	($9.3)	+	$34.9	$48.9	$62.8	=	$25.6	$39.6	$53.5	-	($30.9)	=	$56.5	$70.5	$84.5
15.00%	($9.3)	+	$33.8	$47.3	$60.8	=	$24.5	$38.0	$51.5	-	($30.0)	=	$54.5	$68.0	$81.5
15.75%	($9.3)	+	$32.7	$45.8	$58.8	=	$23.4	$36.5	$49.6	-	($29.1)	=	$52.5	$65.6	$78.7
16.50%	($9.3)	+	$31.6	$44.3	$57.0	=	$22.4	$35.0	$47.7	-	($28.2)	=	$50.6	$63.3	$75.9

Implied Equity Value Per Share [6]

Discount Rate	1.25x	1.75x	2.25x
13.50%	$1.79	$2.22	$2.66
14.25%	$1.72	$2.15	$2.57
15.00%	$1.66	$2.07	$2.48
15.75%	$1.60	$2.00	$2.39
16.50%	$1.54	$1.93	$2.31

Note: Present values as of 12/18/25; mid-year convention applied.

1. *Represents Q4 CY 2025E financial information, per Company management.*
2. *Taxes assumed to be fully offset by NOL usage, per Company management.*
3. *Stock-based compensation expense treated as a cash outflow to approximate dilutive impact. Per Company management, annual run-rate stock-based compensation expense approximates $2.9 million annually over the projection period and is assumed to not be tax deductible.*
4. *Per Company management, capital expenditures projected to be de minimis over the projected period and consist of office equipment such as computers.*
5. *Reflects (i) ~$4.7 million of cash and cash equivalents and (ii) ~$23.6 million of marketable securities as of 9/30/25, per Company management. Also reflects range of potential future earnout consideration receivable from sale of minority interest in a customer from, on the low end, $0.0 million to, on the high end, maximum potential amount of $3.6 million, per Company management.*
6. *Computed as Implied Total Equity Value divided by the sum of (i) ~31.7 million shares of common stock outstanding as of 12/12/25, (ii) ~2.4 million options to purchase common stock as of 12/12/25 (to the extent in the money, based on treasury method) and (iii) ~1.7 million restricted stock units as of 12/12/25, per Company management.*

Adjusted EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non-recurring items.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock Option Expense, adjusted for certain non-recurring items.
CapEx refers Capital Expenditures; CY refers to Calendar Year; E refers to Estimated; PV refers to Present Value; Q refers to Quarter.
SBC refers to Stock-Based Compensation.
Sources: Company management and Feather Financial Projections.

04 SELECTED CONSIDERATIONS RELATED TO CANARY PROPOSAL

Canary Proposal Summary
Selected Implied Multiples & Premium Information

- On 8/25/25, the Board of Directors of Feather received the Canary Proposal from the Canary Parties to acquire all of the outstanding shares of Feather common stock not owned by them for cash consideration of $2.10 per share
  - Reflects a premium of ~19% to closing stock price and ~8% to 30-day VWAP, in each case as of the Unaffected Date[1]
  - Implies multiples of ~1.36x Enterprise Value / CY 2025E revenue and ~1.21x Enterprise Value / CY 2026E revenue, respectively[2,3]
- Proposal conditioned on approval by the Special Committee
- Proposed transaction structure consists of two-step process, with tender offer followed by short-form merger (which could be effectuated under section 251(h) of Delaware General Corporation Law or section 3-106.1 of Maryland General Corporation Law)
- Proposal includes assumption of 1.7 million unvested RSUs by Canary and cancellation of 2.2 million out-of-the-money options[4]
- Intended sources of financing include personal resources, third party financing and balance sheet cash in addition to rollover equity
  - Canary Parties collectively hold 20.7 million shares of common stock, or ~67% of outstanding Feather common stock
  - Feather estimates it will have ~$26.9 million of cash and cash equivalents as of year-end[5]
- The Canary Parties have indicated that (i) diligence requirements will be limited, (ii) they are in discussions with potential financing sources and (iii) at the appropriate time, they would like to discuss the possibility of certain additional stockholders joining Canary

Preliminary Implied Financial Metrics
(dollars and shares in millions, except per share values)

Selected Transaction Information	
Per Share Transaction Consideration [6]	$2.10
Fully-Diluted Shares [3] [5]	32.8
Implied Transaction Equity Value	**$68.9**
Total Debt as of 9/30/25 [5]	0.0
Total Cash & Equivalents and Marketable Securities as of 9/30/25 [2] [5]	(28.2)
Implied Transaction Enterprise Value	**$40.7**

Selected Implied Transaction Multiples		
Implied EV / Revenue Transaction Multiples	**Corresponding Base Amount [5]**	**Implied Multiple**
LTM Ended 9/30/25 [7]	$28.6	1.42x
CY 2025E	$29.8	1.36x
CY 2026E	$33.7	1.21x

Implied Unaffected Premiums / (Discounts)
(dollars per share in actuals)

Trading Period As of 8/22/25 [1]	Selected Metric [8]	Implied Premium of Per Share Canary Proposal Consideration
1-Day Closing Price	$1.77	18.6%
10-Day VWAP	$1.92	9.5%
30-Day VWAP	$1.94	8.4%
3-Month VWAP	$1.98	6.3%
6-Month VWAP	$1.98	5.9%
52-Week High Intraday Price (2/18/25)	$4.03	(47.9%)
52-Week Low Intraday Price (8/22/25)	$1.64	28.0%

Note: Calculations herein do not give consideration to potential future earnout consideration receivable. Refer to page 14 for additional information.
Note: This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Canary Proposal.
1. Reflects data as of 8/22/25, the last completed trading day prior to the Company's announcement before market close on 8/25/25 that it received the Canary Proposal.
2. Reflects (i) ~$4.7 million of cash and cash equivalents and (ii) ~$23.6 million of marketable securities as of 9/30/25, per Company management. Marketable securities balance reflects fair market value of U.S. treasury bills.
3. Based on (i) ~31.1 million basic shares of common stock outstanding as of 12/12/25, (ii) ~2.4 million options to purchase common stock as of 12/12/25 (to the extent in the money, based on treasury method) and (iii) ~1.7 million restricted stock units to purchase common stock as of 12/12/25, per Company management.
4. Canary Proposal does not specifically address treatment of ~190k unvested in-the-money options, which have a weighted average exercise price of $2.04 per share. Subject to confirmation.
5. Per Company management.
6. Per the Canary Proposal.
7. Corresponding base amount pro forma for the acquisition of Kiwi completed on 10/31/24, per Company management.
8. Closing price per Capital IQ. VWAP based on cumulative trading activity over designated number of trading days (based on intraday trading) per Bloomberg as of applicable date.

CY refers to Calendar Year; E refers to Estimated; EV refers to Enterprise Value; k refers to Thousands.
LTM refers to the most recently completed 12-month period; RSU refers to Restricted Stock Unit.
VWAP refers to Volume-Weighted Average Price.
Sources: Bloomberg, Capital IQ, public filings, Company management, Canary Proposal and Feather Financial Projections.

Historical Timeline & Stock Trading History

Since Reverse Merger (3/3/21)



Closing Stock Price ($)
Daily Volume (millions)
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Announced launch through business combination of Helix Technologies and Medical Outcomes Research Analytics and commenced trading on the Nasdaq at $14.60 per share
Announced $24.0 million private placement of 3.5% convertible notes with an exercise price of $11.98 per share
Announced $12.0 million private placement of common stock at a purchase price of $10.21 per share
Announced the sale of BioTrack to Alleaves for a total purchase price of $30 million
Announced stock repurchase from affiliate of 1.6 million shares at a redemption price of $2.15 per share, reflecting an 8.1% discount relative to the unaffected per share common stock price
Closing Price: $2.13¹
Unaffected Stock Price: $1.77²
Announced receipt of a non-binding proposal from a consortium of buyers led by co-founder, Executive Chairman and CEO Max Wygod to acquire all unowned shares of Company common stock for $2.10 per share
Announced acquisition of Kiwi for no consideration other than the assumption of certain normal course working capital liabilities
Mar-21
Sep-21
Mar-22
Oct-22
Apr-23
Oct-23
May-24
Nov-24
May-25
Dec-25
Daily Trading Volume
Feather
Current Stock Price¹
Unaffected Stock Price²

Selected VWAPs[3]	CY 2022	CY 2023	CY 2024	Unaffected YTD 2025[2]
	$4.60	$2.94	$2.66	$2.29

Unaffected 90-Day ADTV[2]	Shares	Dollars	% of Outstanding
	0.01 mm	$0.02 mm	0.04%

1. Represents per share closing common stock price on 12/12/25.
2. Reflects data as of 8/22/25, the last completed trading day prior to the Company's announcement before market close on 8/25/25 that it received a non-binding proposal from Canary to acquire all unowned shares of Company common stock for $2.10 per share.
3. VWAP based on cumulative trading activity over designated period, per Bloomberg.

ADTV refers to Average Daily Traded Volume; CY refers to Calendar Year; VWAP refers to Volume Weighted Average Price; YTD refers to Year To Date.

Sources: Bloomberg, Capital IQ and public filings as of 12/12/25.

Selected Stock Trading Activity

Selected Unaffected VWAP Information[1]

Unaffected VWAPs[2]	3-Month	6-Month	12-Month	52-Wk. Low[3]	52-Wk. High[3]
	$1.98	$1.98	$2.23	$1.64	$4.03

One Year Pre-Proposal[1] (8/22/24 to 8/22/25)

VWAP Volume: 4.1 million
VWAP[2]: $2.23

Intraday High: $4.03
Intraday Low: $1.64

% of VWAP Volume Above Canary Proposal: 38.9%



0.4%
28.2%
44.9%
10.3%
2.5%
6.0%
0.0%
3.4%
4.3%
$1.50-$1.75
$1.75-$2.00
$2.00-$2.25
$2.25-$2.50
$2.50-$2.75
$2.75-$3.00
$3.00-$3.25
$3.25-$3.50
$3.50-$3.75

Six Months Pre-Proposal[1] (2/24/25 to 8/22/25)

VWAP Volume: 1.6 million
VWAP[2]: $1.98

Intraday High: $2.39
Intraday Low: $1.64

% of VWAP Volume Above Canary Proposal: 11.2%



1.1%
66.9%
31.3%
0.8%
0.0%
0.0%
0.0%
0.0%
0.0%
$1.50-$1.75
$1.75-$2.00
$2.00-$2.25
$2.25-$2.50
$2.50-$2.75
$2.75-$3.00
$3.00-$3.25
$3.25-$3.50
$3.50-$3.75

Three Months Pre-Proposal[1] (5/22/25 to 8/22/25)

VWAP Volume: 0.7 million
VWAP[2]: $1.98

Intraday High: $2.25
Intraday Low: $1.64

% of VWAP Volume Above Canary Proposal: 7.4%



2.5%
70.0%
27.4%
0.0%
0.0%
0.0%
0.0%
0.0%
0.0%
$1.50-$1.75
$1.75-$2.00
$2.00-$2.25
$2.25-$2.50
$2.50-$2.75
$2.75-$3.00
$3.00-$3.25
$3.25-$3.50
$3.50-$3.75

1. Reflects data as of 8/22/25, the last trading day completed prior to the announcement of the Canary Proposal.
2. VWAP based on cumulative trading activity over designated period, per Bloomberg.
3. Based on intraday prices.

VWAP refers to Volume Weighted Average Price.
Sources: Bloomberg, Capital IQ and Canary Proposal.

Selected Relative Total Stockholder Return Performance Information

Lookback Since Reverse Merger (3/3/21)

Feather vs. Selected Companies Index & Nasdaq Composite Index (Lookback Since Reverse Merger)

Unaffected as of 8/22/25[1]

	Since 3/3/21 Return (3/3/21 - 8/22/25)	Three-Year Return (8/22/22 - 8/22/25)	Two-Year Return (8/22/23 - 8/22/25)	One-Year Return (8/22/24 - 8/22/25)
Feather	(87.9%)	(58.3%)	(29.2%)	(25.6%)
Selected Companies Index[2]	(74.5%)	(52.5%)	(28.2%)	(10.3%)
Nasdaq Composite Index - Total Return	71.1%	77.7%	61.5%	22.8%

Current as of 12/12/25

	Three-Year Return (12/12/22 - 12/12/25)	Two-Year Return (12/12/23 - 12/12/25)	One-Year Return (12/12/24 - 12/12/25)
Feather	(6.6%)	(10.9%)	4.4%
Selected Companies Index[2]	(59.5%)	(42.0%)	(11.0%)



Since Proposal[3]
8.1%
(12.9%)
20.3%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
(20.0%)
(40.0%)
(60.0%)
(80.0%)
(100.0%)
Indexed Total Stockholder Returns
Mar-21
Sep-21
Mar-22
Oct-22
Apr-23
Oct-23
May-24
Nov-24
May-25
Dec-25
Feather
Selected Companies Index[2]
Nasdaq Composite Index - Total Return

1. On 8/25/25, the Company announced that it received a non-binding proposal from Canary to acquire all unowned shares of Company common stock for $2.10 per share.
2. Selected Companies Index is comprised of Certara, Inc., Definitive Healthcare Corp., Health Catalyst, Inc., Indegene Limited, OptimizeRx Corporation, Simulations Plus, Inc. and Veradigm Inc. Total shareholder return information shown above reflects average return for the selected healthcare technology companies that were public over the entirety of the applicable time period.
3. Reflects total stockholder return since the Unaffected Date.

Source: Capital IQ as of 12/12/25.

Selected Trading & VWAP Information

Since Canary Proposal[1]

Historical Closing Per Share Common Stock Price & Daily Trading Volume Since Canary Proposal[1] (8/25/25 to 12/12/25)



Closing Stock Price ($)
Daily Volume (millions)
~6.6 million shares of Feather common stock traded on 10/13/25, per Bloomberg
Canary Proposal[1]: $2.10
$2.50
$2.25
$2.00
$1.75
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
8/25/25
9/19/25
10/15/25
11/10/25
12/5/25
Daily Trading Volume
Feather
Canary Proposal[1]

Since Canary Proposal[1,2]

(8/25/25 to 12/12/25)

VWAP Volume: 8.5 million
VWAP[3]: $2.43

Intraday High: $2.71
Intraday Low: $1.88



Canary Proposal[1]
0.1%
2.6%
5.3%
25.9%
28.5%
20.7%
7.8%
9.1%
$1.80-$1.90
$1.90-$2.00
$2.00-$2.10
$2.10-$2.20
$2.20-$2.30
$2.30-$2.40
$2.40-$2.50
$2.50-$2.60

Last Two Months[2]

(10/12/25 to 12/12/25)

VWAP Volume: 6.8 million
VWAP[3]: $2.47

Intraday High: $2.62
Intraday Low: $2.03



Canary Proposal[1]
0.0%
0.0%
3.8%
29.2%
16.8%
24.4%
11.9%
13.9%
$1.80-$1.90
$1.90-$2.00
$2.00-$2.10
$2.10-$2.20
$2.20-$2.30
$2.30-$2.40
$2.40-$2.50
$2.50-$2.60

Last Month[2]

(11/12/25 to 12/12/25)

VWAP Volume: 0.7 million
VWAP[3]: $2.13

Intraday High: $2.30
Intraday Low: $2.03



Canary Proposal[1]
0.0%
0.0%
17.3%
77.3%
5.4%
0.0%
0.0%
0.0%
$1.80-$1.90
$1.90-$2.00
$2.00-$2.10
$2.10-$2.20
$2.20-$2.30
$2.30-$2.40
$2.40-$2.50
$2.50-$2.60

1. On 8/25/25, the Company announced that it received a non-binding proposal from Canary to acquire all unowned shares of Company common stock for $2.10 per share.
2. The figures in the above charts are based on intraday trading activity in fifteen-minute increments over the designated period, per Bloomberg.
3. VWAP based on cumulative trading activity over designated period, per Bloomberg.

VWAP refers to Volume Weighted Average Price.

Sources: Bloomberg and Capital IQ as of 12/12/25 and Canary Proposal.

Selected Public Ownership & Trading Volume Observations

(dollars and shares outstanding in millions)

		Common Stock		
		% of		
Holder	**Shares**	**Outstanding**	**Non-Canary**	**Public Float[1]**
Max Wygod (Founder, Executive Chairman & CEO)	7.5	24.2%	NA	NA
Adam Dublin (Co-Founder & Chief Strategy Officer)	4.3	14.0%	NA	NA
Larry Feinberg / Oracle	2.1	6.8%	NA	NA
Carl Berg	1.5	5.0%	NA	NA
Marble Lane Partners I, LLC	1.5	4.7%	NA	NA
Other Canary Members	3.7	11.9%	NA	NA
Canary	20.7	66.5%	NA	NA
Staley Capital Advisers, Inc.	1.1	3.5%	10.6%	13.2%
Thomas Coleman	0.9	2.9%	8.7%	NA
The Vanguard Group, Inc.	0.8	2.4%	7.3%	9.1%
Daniel Barton (Former President & CEO)	0.7	2.4%	7.2%	NA
Other Current / Former Directors & Executive Officers	0.4	1.4%	4.2%	NA
Geode Capital Management, LLC	0.2	0.5%	1.6%	2.0%
The Caprock Group, LLC	0.1	0.3%	0.8%	1.0%
BlackRock, Inc.	0.1	0.3%	0.8%	1.0%
Other	6.1	19.7%	58.8%	73.6%
Total[2]	**31.1**	**100.0%**	**100.0%**	**100.0%**

The top five public shareholders of Feather common stock (Staley Capital Advisors, Vanguard, Geode Capital Management, The Caprock Group and BlackRock) collectively hold 7.1% of shares outstanding and 26.4% of public float, per public filings

Selected Feather Trading Statistics	
90 Days Preceding Announcement of Canary Proposal (8/25/25)	
Average Daily Trading Volume	0.012
Average Daily Trading Value	$0.024
Since Announcement of Canary Proposal	
Average Daily Trading Volume	0.134
Average Daily Trading Value	$0.320
Since Announcement of Canary Proposal (Excluding 10/13/25 Trading Activity)[3]	
Average Daily Trading Volume	0.049
Average Daily Trading Value	$0.114

Note: Does not reflect share acquisitions or disposals not publicly disclosed as of 12/12/25.
1. Public float calculated as common shares outstanding, less shares held by (i) Canary, (ii) Thomas Coleman, (iii) Daniel Barton and (iv) current / former directors and executive officers.
2. Reflects common shares outstanding as of 11/13/25, per the Company's Form 10-Q for the period ended 9/30/25.
3. Excludes 10/13/25 trading data, which saw ~6.6 million shares traded, per Bloomberg.
[ ] designates members of Canary. [ ] designates current / former directors and executive officers. These holdings are excluded from public float computations.
NA refers to not available.
Sources: Bloomberg, Capital IQ and public filings as of 12/12/25.

Preliminary Overview of Potential Alternatives

- Certain potential alternatives to consider include but are not limited to the following:
  - Status Quo
  - Acquisitions
  - Share Repurchases and/or Dividends
  - Recapitalization
  - Sale of the Company to a Third Party
  - Transaction with the Canary Parties

- Preliminary considerations related to certain alternatives include, but are not limited to, the following:
  - Backdrop of sustained challenges in the sector due to post-COVID macro pressures, competitive dynamics and regulatory uncertainty
  - Subscale platform compared to certain industry participants – scaling likely to require investment in growth thesis, substantial resources, capital outlay and successful execution against backdrop of sector headwinds and operating disruptions for Feather
  - Company cash balance supports current strategic plan, with recent redemption of the Convertible Notes ahead of maturity date[1]
  - Low float / trading activity in the stock, with potential limitation on prospects for capital returns given Company's historical track record
  - Limited universe of potential third-party buyers given business scale and profile
    - Company has previously run a broad sale process, followed by more targeted discussions with certain parties – with no clear path to a viable proposal by any party contacted in the sale process or involved in subsequent discussions
    - Inbound interest received by Feather has been limited since announcement of the Canary Proposal
    - Transaction structuring considerations and execution risk
  - Canary's support will be an important consideration for the viability of certain alternatives

1. *Company cash and equivalents estimated at ~$27 million as of 12/31/25, per Company management. The Company entered into a Note Purchase Agreement related to $24 million of the Convertible Notes, which principal was redeemed or repaid, together with corresponding accrued interest, as follows: (i) $1 million on 9/12/23, (ii) $1 million on 2/28/24, (iii) $16 million on 11/11/24 and (iv) $6 million on 9/1/25.*

Source: Company management.

Illustrative Implied Premiums & Multiples Information

Note: The calculations and sensitivities shown are provided for illustrative purposes only and are not intended to be indicative of or provide any conclusions regarding valuation.

(dollars and shares in millions, except per share values)

		Illustrative Per Share Price									
Per Share Common Stock Price		**$2.10**	**$2.20**	**$2.30**	**$2.40**	**$2.50**	**$2.60**	**$2.70**	**$2.80**	**$2.90**	**$3.00**
Implied Premiums / (Discounts):	**Metric:**										
8/22/25 Unaffected Stock Price	*$1.77*	*18.6%*	*24.3%*	*29.9%*	*35.6%*	*41.2%*	*46.9%*	*52.5%*	*58.2%*	*63.8%*	*69.5%*
30-Day Unaffected VWAP (1)	*$1.94*	*8.4%*	*13.5%*	*18.7%*	*23.9%*	*29.0%*	*34.2%*	*39.3%*	*44.5%*	*49.7%*	*54.8%*
12/12/25 Closing Stock Price	*$2.13*	*(1.4%)*	*3.3%*	*8.0%*	*12.7%*	*17.4%*	*22.1%*	*26.8%*	*31.5%*	*36.2%*	*40.8%*
10-Day VWAP	*$2.14*	*(2.0%)*	*2.7%*	*7.3%*	*12.0%*	*16.7%*	*21.3%*	*26.0%*	*30.7%*	*35.4%*	*40.0%*
20-Day VWAP	*$2.13*	*(1.5%)*	*3.1%*	*7.8%*	*12.5%*	*17.2%*	*21.9%*	*26.6%*	*31.3%*	*36.0%*	*40.7%*
30-Day VWAP	*$2.15*	*(2.3%)*	*2.3%*	*7.0%*	*11.6%*	*16.3%*	*20.9%*	*25.6%*	*30.2%*	*34.9%*	*39.5%*
VWAP Since Announcement (8/25/25) (2)	*$2.43*	*(13.5%)*	*(9.4%)*	*(5.3%)*	*(1.2%)*	*3.0%*	*7.1%*	*11.2%*	*15.3%*	*19.4%*	*23.6%*
12-Month VWAP	*$2.39*	*(12.1%)*	*(7.9%)*	*(3.7%)*	*0.5%*	*4.7%*	*8.9%*	*13.1%*	*17.3%*	*21.4%*	*25.6%*
52-Week Intraday High (2/18/25)	*$4.03*	*(47.9%)*	*(45.4%)*	*(42.9%)*	*(40.4%)*	*(38.0%)*	*(35.5%)*	*(33.0%)*	*(30.5%)*	*(28.0%)*	*(25.6%)*
52-Week Intraday Low (8/22/25)	*$1.64*	*28.0%*	*34.1%*	*40.2%*	*46.3%*	*52.4%*	*58.5%*	*64.6%*	*70.7%*	*76.8%*	*82.9%*
Implied Multiples:											
Implied EV / LTM Total Revenue (3)	**$28.6**	**1.42x**	**1.54x**	**1.65x**	**1.77x**	**1.88x**	**2.00x**	**2.11x**	**2.23x**	**2.35x**	**2.46x**
Implied EV / CY 2025E Total Revenue (4)	**$29.8**	**1.36x**	**1.47x**	**1.59x**	**1.70x**	**1.81x**	**1.92x**	**2.03x**	**2.14x**	**2.25x**	**2.37x**
Implied EV / CY 2026E Total Revenue (4)	**$33.7**	**1.21x**	**1.31x**	**1.40x**	**1.50x**	**1.60x**	**1.70x**	**1.80x**	**1.90x**	**1.99x**	**2.09x**
		Canary Proposal[5]									

Note: Calculations herein do not give consideration to potential future earnout consideration receivable. Refer to page 14 for additional information.
Note: VWAP information based on cumulative trading activity over designated period, per Bloomberg.
1. *Reflects the volume-weighted average price for the thirty trading days ending on the Unaffected Date.*
2. *Reflects the volume-weighted average price since the Unaffected Date.*
3. *Enterprise value information per Company management and public filings. Reflects pro forma revenue for the acquisition of Kiwi, per Company management.*
4. *Enterprise value information per Company management and public filings. Revenue estimates based on Feather Financial Projections.*
5. *On 8/25/25, the Company announced that it received a non-binding proposal from Canary to acquire all unowned shares of Company common stock for $2.10 per share.*

CY refers to Calendar Year; E refers to Estimated; EV refers to Enterprise Value; VWAP refers to Volume Weighted Average Price.
LTM refers to the most recently completed 12-month period for which information has been made public.
Sources: Bloomberg, Capital IQ, public filings, Company management, Canary Proposal and Feather Financial Projections.

Illustrative Canary Cash Outlay Information

***Note:* The calculations and sensitivities shown are provided for illustrative purposes only and are not intended to be indicative of or provide any conclusions regarding valuation.**

Implied Incremental Canary Cash Outlay at Illustrative Per Share Prices

(dollars in millions, except per share values)

	Illustrative Per Share Price									
	$2.10	$2.20	$2.30	$2.40	$2.50	$2.60	$2.70	$2.80	$2.90	$3.00
Aggregate Canary Cash Outlay[1]	$21.9	$22.9	$24.0	$25.0	$26.0	$27.1	$28.1	$29.2	$30.2	$31.3
Incremental Canary Cash Outlay[1]	--	$1.0	$2.1	$3.1	$4.2	$5.2	$6.3	$7.3	$8.3	$9.4
Premium to Canary Proposal[2]	--	4.8%	9.5%	14.3%	19.0%	23.8%	28.6%	33.3%	38.1%	42.9%

- *Every $0.10 increase results in ~$1.0 million of incremental outlay from Canary*
- *Every $0.25 increase results in ~$2.6 million of incremental outlay from Canary*

1. Does not include transaction costs and expenses and assumes purchase of ~10.4 million shares outstanding not owned by Canary. Excludes impact of accelerated vesting of restricted stock units (since such units are assumed to roll). Canary Proposal does not specifically address treatment of in-the-money options.
2. Per the Canary Proposal.

Sources: Company management, Canary Proposal, Canary and public filings.

05 APPENDICES

Houlihan Lokey

05

APPENDICES

Selected Historical & Projected Financial Data

Selected Consolidated Historical & Projected Financial Information

(dollars in millions)

	Calendar Year Ended December 31,			LTM Ended	Calendar Year Ending December 31,						CAGR	
	2022	2023	2024	9/30/25	2025E	2026E	2027E	2028E	2029E	2030E	'22 to '25E	'25E to '30E
Over-Time (Recurring) Revenue	$14.9	$20.0	$17.6	$19.2	$19.8	$22.6	$22.9	$26.4	$30.3	$34.2		
Special Projects Revenue	1.9	1.3	1.5	2.2	2.7	2.9	3.7	4.5	5.3	6.1		
Base Feather Revenue	$16.8	$21.2	$19.1	$21.5	$22.4	$25.5	$26.6	$30.9	$35.6	$40.3	10.2%	12.4%
Kiwi Revenue	2.7	4.2	5.1	7.2	7.4	8.2	9.7	11.2	12.7	14.3	40.0%	14.1%
Total Revenue	**$19.5**	**$25.4**	**$24.1**	**$28.6**	**$29.8**	**$33.7**	**$36.3**	**$42.1**	**$48.4**	**$54.6**	**15.3%**	**12.9%**
Growth %		*30.3%*	*(5.0%)*		*23.7%*	*13.0%*	*7.6%*	*16.2%*	*14.7%*	*13.0%*		
Cost of Revenues					(14.0)	(19.2)	(19.7)	(21.1)	(23.2)	(26.0)	NMF	13.2%
Gross Profit					**$15.8**	**$14.5**	**$16.6**	**$21.0**	**$25.1**	**$28.6**	***NMF***	**12.6%**
Margin %					*53.0%*	*43.1%*	*45.8%*	*49.9%*	*52.0%*	*52.4%*		
Sales & Marketing					(5.5)	(6.1)	(6.7)	(7.6)	(8.4)	(9.0)	NMF	10.2%
Research & Developent					(2.5)	(2.8)	(3.2)	(3.5)	(3.9)	(4.2)	NMF	10.5%
General & Administrative					(6.9)	(6.7)	(7.0)	(7.3)	(7.9)	(9.0)	NMF	5.7%
Adjustment for Contract Termination					(0.2)	--	--	--	--	--	NMF	NMF
Total Operating Expenses					(15.1)	(15.7)	(16.9)	(18.4)	(20.2)	(22.3)	NMF	8.0%
Adjusted EBITDA					**$0.7**	**($1.2)**	**($0.3)**	**$2.7**	**$4.9**	**$6.3**	***NMF***	**56.7%**
Margin %					*2.2%*	*(3.5%)*	*(0.8%)*	*6.3%*	*10.2%*	*11.6%*		
Growth %					*NMF*	*NMF*	*NMF*	*NMF*	*85.0%*	*27.9%*		

Selected Supplementary Information:

	2022	2023	2024	LTM 9/30/25	2025E	2026E	2027E	2028E	2029E	2030E
Base Feather % of Total Revenue	*86.2%*	*83.6%*	*79.0%*	*74.9%*	*75.2%*	*75.5%*	*73.2%*	*73.4%*	*73.7%*	*73.8%*
Kiwi % of Total Revenue	*13.8%*	*16.4%*	*21.0%*	*25.1%*	*24.8%*	*24.5%*	*26.8%*	*26.6%*	*26.3%*	*26.2%*
Recurring Revenue as % of Total Revenue	*90.3%*	*95.0%*	*93.9%*	*92.3%*	*91.1%*	*91.4%*	*89.8%*	*89.3%*	*89.0%*	*88.8%*
Special Projects Revenue as % of Total Revenue	*9.7%*	*5.0%*	*6.1%*	*7.7%*	*8.9%*	*8.6%*	*10.2%*	*10.7%*	*11.0%*	*11.2%*
Headcount										
Tech					*29*	*30*	*35*	*36*	*41*	*43*
Sales & Marketing					*11*	*13*	*14*	*16*	*17*	*17*
General & Administrative					*11*	*11*	*11*	*11*	*12*	*14*
Total Headcount					*51*	*54*	*60*	*63*	*70*	*74*

Note: CY 2022 – LTM 9/30/25 financials shown above are pro forma for historical revenues for Kiwi prior to the acquisition by Feather; pro forma expenses and profitability metrics are not meaningful given carve-out nature of Kiwi acquisition.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock Option Expense, adjusted for certain non-recurring items; CAGR refers to Compound Annual Growth Rate.
CY refers to Calendar Year; E refers to Estimated; NMF refers to not meaningful; LTM refers to Latest Twelve Months.
Sources: Company management and Feather Financial Projections.

05

APPENDICES

Illustrative Premiums Paid Observations

Preliminary Illustrative Selected Premiums Paid Observations

Preliminary Selected Transactions

Announced	Target	Acquiror	Implied Premiums Paid [1] 1-Day [2]	5-Day [2]	1-Month	
7/19/24	Augmedix, Inc.	Commure, Inc.	156.4%	158.8%	213.3%	
6/21/24	Sharecare, Inc.	Altaris, LLC	84.7%	77.8%	71.3%	
4/8/24	Model N, Inc	Vista Equity Partners Management, LLC	10.7%	5.4%	20.7%	
9/6/23	NextGen Healthcare, Inc.	Thoma Bravo, L.P.	46.4%	43.0%	44.2%	[3]
8/7/23	Tabula Rasa HealthCare, Inc.	Exact Care Pharmacy, LLC (Nautic Partners, LLC)	34.1%	33.4%	30.1%	
7/6/23	CorEvitas, LLC	Thermo Fisher Scientific Inc.	NA	NA	NA	
8/8/22	Pharmaspectra Group Ltd	IQVIA Holdings Inc.	NA	NA	NA	
12/20/21	Cerner Corporation	Oracle Corporation	19.5%	26.4%	28.2%	[3]
12/8/21	Clinigen Group plc	Triton Investment Management Ltd.	46.7%	56.0%	51.6%	
8/19/21	Inovalon Holdings, Inc	Nordic Capital X-Led Consortium	25.3%	28.4%	23.2%	[3]
1/17/20	Decision Resources, Inc.	Clarivate Plc	NA	NA	NA	
		Low	10.7%	5.4%	20.7%	
		Median	40.2%	38.2%	37.2%	
		Mean	53.0%	53.6%	60.3%	
		High	156.4%	158.8%	213.3%	

Note: No company used in this analysis for comparative purposes is identical to the Company or any of its subsidiaries and no transaction used in this analysis for comparative purposes is identical to the Canary Proposal.
1. Based on closing stock price data, per Capital IQ.
2. Represents number of trading day(s) prior to announcement.
3. Premiums based on unaffected trading price prior to transaction given market speculation of potential transaction or other events affecting market and trading activity.
NA refers to not available.
Sources: Capital IQ, the Canary Proposal and public filings.

Preliminary Illustrative Selected Premiums Paid Observations (cont.)

All U.S. Transactions

Average One-Day Prior Acquisition Premiums

TRANSACTIONS BELOW $1 BILLION



28%
32%
33%
33%
42%
40%
40%
31%
2018
2019
2020
2021
2022
2023
2024
YTD '25

TRANSACTIONS BETWEEN $1 BILLION AND $10 BILLION



26%
27%
28%
34%
34%
33%
28%
40%
2018
2019
2020
2021
2022
2023
2024
YTD '25

TRANSACTIONS ABOVE $10 BILLION



26%
38%
31%
26%
34%
38%
33%
26%
2018
2019
2020
2021
2022
2023
2024
YTD '25

Average Four-Week Prior Acquisition Premiums

TRANSACTIONS BELOW $1 BILLION



30%
36%
39%
36%
47%
44%
41%
35%
2018
2019
2020
2021
2022
2023
2024
YTD '25

TRANSACTIONS BETWEEN $1 BILLION AND $10 BILLION



28%
30%
37%
38%
43%
39%
36%
37%
2018
2019
2020
2021
2022
2023
2024
YTD '25

TRANSACTIONS ABOVE $10 BILLION



29%
34%
46%
34%
35%
46%
34%
28%
2018
2019
2020
2021
2022
2023
2024
YTD '25

Note: Premiums are relative to target share prices one day and four weeks prior to announcement for deals with U.S. targets. Excludes terminated transactions, ESOPs, self-tenders, spinoffs, share repurchases, minority-interest transactions, exchange offers, recapitalizations, and restructurings. Excludes negative premiums and premiums more than 100%.
YTD refers to Year-to-Date.
Source: LSEG (formerly Refinitiv) as of 9/30/25.

05

APPENDICES

Financial Projections Comparisons

Houlihan Lokey

Comparison of Project Feather Projections: October 2025[1] to November 2025

Revenue & Adjusted EBITDA

Total Revenue Projection Comparison

(dollars in millions)

Revenue CAGR

	October 2025	November 2025
CY2023–2028E	14.3%	14.7%
CY2023–2030E	14.2%	14.5%
CY2025E–2030E	12.4%	12.9%



$20.2 $20.2
$30.1 $29.8
$33.1 $33.7
$35.6 $36.3
$41.4 $42.1
$47.6 $48.4
$53.8 $54.6

	CY 2024[2]	CY 2025E	CY 2026E	CY 2027E	CY 2028E	CY 2029E	CY 2030E
$ Difference	--	($0.2)	$0.6	$0.7	$0.7	$0.8	$0.8
% Difference	--	(0.7%)	1.9%	1.9%	1.8%	1.6%	1.5%

Adjusted EBITDA Projection Comparison[3]

(dollars in millions)



$0.5 $0.5
$1.0 $0.7
($1.5) ($1.2)
($0.7) ($0.3)
$2.3 $2.7
$4.8 $4.9
$6.4 $6.3

	CY 2024[2]	CY 2025E	CY 2026E	CY 2027E	CY 2028E	CY 2029E	CY 2030E
$ Difference	--	($0.4)	$0.3	$0.4	$0.4	$0.2	($0.1)
% Difference	--	(34.8%)	NMF	NMF	17.7%	3.5%	(1.5%)

Preliminary Feather Projections (Oct. 2025) – Feather | Feather Financial Projections (Nov. 2025) – Feather | $ Change Oct. 2025 – Nov. 2025 | % Change Oct. 2025 – Nov. 2025

1. Reflects preliminary financial projections prepared by Company management and reviewed with the Special Committee in October 2025.
2. CY 2024 reflects actual reported financial results included for reference purposes only. The acquisition of Kiwi by the Company was completed on 10/31/24. As such, CY 2024 information reflects two months of actual financial results from Kiwi in CY 2024 and full year contributions in CY 2025E and beyond.
3. The adjusted EBITDA projections shown above do not reflect any pro forma adjustments (e.g., elimination of public company costs).

Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock Option Expense, adjusted for certain non-recurring items; CAGR refers to Compound Annual Growth Rate; CY refers to Calendar Year.
E refers to Estimated; NMF refers to not meaningful.
Sources: Company management and Feather Financial Projections.

Comparison of Feather Financial Projections to Project Foxtrot Projections[1] (May 2024)

Revenue & Growth Rates

Total Revenue Projection Comparison

(dollars in millions)

Revenue CAGR

	Foxtrot	Feather	Consolidated
CY2023–2028E	20.5%		
CY2023–2030E		9.6%	14.5%
CY2025E–2030E		12.4%	12.9%



$21.4
$20.2
$1.1
$19.1
CY 2024²
$27.1
$29.8
$7.4
$22.4
CY 2025E
$34.3
$33.7
$8.2
$25.5
CY 2026E
$42.9
$36.3
$9.7
$26.6
CY 2027E
$52.0
$42.1
$11.2
$30.9
CY 2028E
NA
$48.4
$12.7
$35.6
CY 2029E
NA
$54.6
$14.3
$40.3
CY 2030E
Project Foxtrot (May 2024)
Feather Financial Projections – Base Feather / Kiwi

	CY 2024[2]	CY 2025E	CY 2026E	CY 2027E	CY 2028E	CY 2029E	CY 2030E
Δ Feather	(11.1%)	(17.2%)	(25.7%)	(38.1%)	(40.5%)	NA	NA
Δ Total	(6.0%)	10.1%	(1.7%)	(15.5%)	(18.9%)	NA	NA

Note: The acquisition of Kiwi by the Company was completed on 10/31/24. As such, the Project Foxtrot projections do not reflect any contributions from Kiwi, while the Feather Financial Projections reflect two months of actual financial results from Kiwi in CY 2024 and full year contributions in CY 2025 and beyond.

1. *Reflects financial projections prepared by Company management in May 2024 and shared with prospective buyers in connection with Project Foxtrot process.*
2. *CY 2024 in the Feather Financial Projections reflects actual reported financial results.*

CAGR refers to Compound Annual Growth Rate; CY refers to Calendar Year; E refers to Estimated; NA refers to not available.

Sources: Company management and Feather Financial Projections.

Comparison of Feather Financial Projections to Project Foxtrot Projections[1] (May 2024) (cont.)

Adjusted EBITDA & Adjusted EBITDA Margin

Adjusted EBITDA & Adjusted EBITDA Margin Projection Comparison[2]

(dollars in millions)



$1.3
$0.5
$3.9
$0.7
$7.9
($1.2)
$13.4
($0.3)
$19.0
$2.7
NA
$4.9
NA
$6.3
CY 2024³
CY 2025E
CY 2026E
CY 2027E
CY 2028E
CY 2029E
CY 2030E
6.1%
2.4%
14.3%
2.2%
23.0%
NMF
31.3%
NMF
36.6%
6.3%
NA
10.2%
NA
11.6%
Project Foxtrot (May 2024)
Feather Financial Projections – Base Feather & Kiwi
Adj. EBITDA Margin %

Note: The acquisition of Kiwi by the Company was completed on 10/31/24. As such, the Project Foxtrot projections do not reflect any contributions from Kiwi, while the Feather Financial Projections reflect two months of actual financial results from Kiwi in CY 2024 and full year contributions in CY 2025 and beyond.

1. *Reflects financial projections prepared by Company management in May 2024 and shared with prospective buyers in connection with Project Foxtrot process.*
2. *The adjusted EBITDA projections shown above do not reflect any pro forma adjustments (e.g., elimination of public company costs).*
3. *CY 2024 in the Feather Financial Projections reflects actual reported financial results.*

Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock Option Expense, adjusted for certain non-recurring items; CY refers to Calendar Year; E refers to Estimated; NA refers to not available. NMF refers to not meaningful.

Sources: Company management and Feather Financial Projections.

06 DISCLAIMER

Houlihan Lokey

Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "materials"), are provided solely for the information of the Special Committee (the "Committee" or the "Special Committee") of the Board of Directors (the "Board") of Feather (the "Company") by Houlihan Lokey in connection with the Committee's consideration of a potential transaction (the "Transaction") involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. Houlihan Lokey makes no representation to any party that the information and analysis contained in the materials supports any particular determination regarding the Transaction.

The materials are for discussion purposes only. Houlihan Lokey expressly disclaims any and all liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with the materials. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey's express prior written consent.

Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey's prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Houlihan Lokey's role in reviewing any information was limited solely to performing such a review as it deemed necessary to support its own advice and analysis and was not on behalf of the Committee.

The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Board, the Committee, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey's only opinion is the opinion, if any, that is actually delivered to the Committee. In preparing the materials Houlihan Lokey has acted as an independent contractor and nothing in the materials is intended to create or shall be construed as creating a fiduciary or other relationship between Houlihan Lokey and any party. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates.

The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaption and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. The materials do not address the consideration to be paid or received in, the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise. Furthermore, the materials do not address the fairness of any portion or aspect of the Transaction to any party. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law.

Disclaimer (cont.)

All budgets, projections, estimates, financial analyses, reports and other information (including, without limitation, estimates of potential cost savings and synergies) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates (including, without limitation, estimates of potential cost savings and synergies) contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose.

Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to, discussed with or reviewed by Houlihan Lokey that would be material to its analyses, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents.

The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey's affiliates and employees, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, any Transaction counterparty, any other Transaction participant, any other financially interested party with respect to any transaction, other entities or parties that are mentioned in the materials, or any of the foregoing entities' or parties' respective affiliates, subsidiaries, investment funds, portfolio companies and representatives (collectively, the "Interested Parties"), or any currency or commodity that may be involved in the Transaction. Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory and consulting services to clients, which may have in the past included, or may currently or in the future include, one or more Interested Parties, for which services Houlihan Lokey has received, and may receive, compensation. Although Houlihan Lokey in the course of such activities and relationships or otherwise may have acquired, or may in the future acquire, information about one or more Interested Parties or the Transaction, or that otherwise may be of interest to the Board, the Committee, or the Company, Houlihan Lokey shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that Houlihan Lokey is in possession of such information, to the Board, the Committee, or the Company or to use such information on behalf of the Board, the Committee, or the Company. Houlihan Lokey's personnel may make statements or provide advice that is contrary to information contained in the materials.

Houlihan Lokey

CORPORATE FINANCE

FINANCIAL RESTRUCTURING

FINANCIAL AND VALUATION ADVISORY

HL.com